Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACTINIUM PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2014, AT 4:34 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5306858 8100 140126077 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 1107350 DATE: 02-04-14

State of Delaware Secretary of State Division of Corporations Delivered 04:36 PM 02/03/2014 FILED 04:34 PM 02/03/2014 SRV 140126077 - 5306858 FILE

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF ACTINIUM PHARMACEUTICALS, INC.

1.         Name of corporation:

                     Actinium Pharmaceuticals, Inc.

2.         The articles have been amended as follows (provide article numbers, if available):

Article TENTH (b)

"(b) Term. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Class I shall consist of two directors, Class II shall consist of two directors, and Class Ill shall consist of the chief executive officer. Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall serve until their successor is duly elected and qualified, or until their retirement, death, resignation or removal. In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the date of the 2013 annual shareholders meeting. Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term as specified above."

3.         The board of directors have approved this amendment.

4.         Effective date of filing (optional): Upon tiling

5.         Officer Signature (Required):

/s/ Kaushik J. Dave
Kaushik J. Dave, President and Chief Executive Officer